POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities and on the dates indicated pursuant to a signed power of attorney executed by such persons appointing W. Scott Lawler.  Such power of attorney made Mr. Lawler a true and lawful attorney-in-fact and agent, with full power of substitution, of each person named below and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto Mr. Lawler full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that Mr. Lawler may lawfully do or cause to be done by virtue hereof.

/s/ Christopher Yee

President, Principle Executive Officer

October

27, 2005

Christopher Yee

and Member of the Board of Directors

/s/ Dan Koyich

Dan Koyich

October 27, 2005

Dan Koyich

Secretary-Treasurer, Principal Financial Officer

and Principal Accounting Officer and Member of

the Board of Directors

/s/ Dave Burroughs

Dave Burroughs

October 27, 2005

Dave Burroughs

Director

/s/ Wally Yee

Wally Yee

October

27, 2005

Wally Yee

Director